                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)   February 4, 1999
                                                --------------------------------

                   Wells Real Estate Investment Trust, Inc.
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            (Exact name of registrant as specified in its charter)


                                   Maryland
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                (State or other jurisdiction of incorporation)


      333-32099                                     58-2328421
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(Commission File Number)                 (IRS Employer Identification No.)


               3885 Holcomb Bridge Road, Norcross, Georgia 30092
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              (Address of principal executive offices) (Zip Code)


Registrant's telephone number, including area code   (770) 449-7800
                                                   -----------------------------


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         (Former name or former address, if changed since last report)

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

Purchase of the Vanguard Cellular Building.  On February 4, 1999, Wells
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Operating Partnership, L.P. ("Wells OP"), a Georgia limited partnership formed to acquire and hold real estate properties on behalf of Wells Real Estate Investment Trust, Inc. (the "Registrant") acquired a four-story office building containing approximately 81,859 rentable square feet (the "Vanguard Cellular Building"), which was recently developed on an approximately 10.5 acre tract of real property located in Harrisburg, Dauphin County, Pennsylvania.

     Wells OP purchased the Vanguard Cellular Building from Walsh Higgins No. 33, L.P. (the "Seller") pursuant to the terms of the Agreement for the Purchase and Sale of Property dated November 30, 1998 (the "Purchase Agreement"), for a purchase price of $12,291,200. At the closing, Wells OP incurred acquisition expenses, including transfer taxes, title insurance premiums, recording fees and tax proration items, of approximately $161,700. In addition, Wells OP paid legal fees of approximately $50,000 outside of closing. Wells OP expended cash proceeds in the amount of $6,332,100 and obtained a loan in the amount of $6,425,000 from NationsBank, N.A., the net proceeds of which were used to fund the remainder of the purchase price of the Vanguard Cellular Building (the "NationsBank Loan").

The NationsBank Loan. The NationsBank Loan matures on January 4, 2002 (the
--------------------
"Maturity Date"). The interest rate on the NationsBank Loan is a fixed rate equal to the rate appearing on Telerate Page 3750 as the London InterBank Offered Rate plus 200 basis points over a six month period. The interest rate is fixed for the initial six months of the loan at 7% per annum. A principal installment in the amount of $6,150,000 is due and payable by Wells OP on August 1, 1999. Thereafter, Wells OP is required to make quarterly installments of principal in an amount equal to one-ninth of the outstanding principal balance as of October 1, 1999. The NationsBank Loan is secured by a first mortgage against the Vanguard Cellular Building. Leo F. Wells, III, an Affiliate of the Registrant and the Advisor, and the Registrant are co-guarantors of the NationsBank Loan. Wells OP incurred loan expenses, including legal fees, loan origination fees and appraisal fees, of approximately $29,000 in connection with obtaining the NationsBank Loan.

Description of the Building and the Site. The Vanguard Cellular Building is a
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four-story office building with 81,859 rentable square feet consisting of over
24,000 square feet of gross floor area on each of the top three levels and approximately 8,200 square feet of gross floor area on the lower level. The building is constructed using a steel frame design and finished with a high quality brick masonry exterior. Construction of the Vanguard Cellular Building was completed in November 1998. The parking area contains approximately 570 paved parking spaces.

     An independent appraisal of the Vanguard Cellular Building was prepared by CB Richard Ellis, Inc., real estate appraisers, as of December 1, 1998, pursuant to which the market value of the land and the leased fee interest subject to the Vanguard Cellular Lease (described below) was estimated to be $13,100,000, in cash or terms equivalent to cash. This value estimate was based upon a number of assumptions, including that the Vanguard Cellular Building will continue operating at a stabilized level with Vanguard Cellular occupying 100% of the rentable area, and is not necessarily an accurate reflection of the fair market value of the property. Wells OP also obtained an environmental report prior to closing evidencing that the environmental condition of the land encompassing the Vanguard Cellular Building was satisfactory.

     The site is located in the Lower Paxton Township, a suburb of Harrisburg in Dauphin County, Pennsylvania. The site consists of approximately 10.5 acres of land located in Commerce Park, a planned business park, at the intersection of Progress Avenue and Interstate Drive. Commerce Park is just off of the Progress Avenue Interchange of Interstate 81 located within Dauphin County, Susquehanna Township in Harrisburg, Pennsylvania. The Vanguard Cellular Building is located in the East Shore Business District on the eastern side of the Susquehanna River approximately 10 miles northeast of the Downtown Business District.

The Vanguard Cellular Lease. The Vanguard Cellular Building is leased to
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Pennsylvania Cellular Telephone Corp. ("Pennsylvania Telephone"), a North
Carolina corporation and wholly owned subsidiary of Vanguard Cellular

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Systems, Inc. ("Vanguard Cellular") pursuant to the Build-To-Suit Office Lease
Agreement dated as of September 26, 1997, as amended by instruments on September 15, 1998 and January 18, 1999 (the "Vanguard Cellular Lease"). At the closing of the Vanguard Cellular Building, the Seller assigned all of its rights to the Vanguard Cellular Lease to Wells OP.

     The initial term of the Vanguard Cellular Lease is ten years which commenced on November 16, 1998 (the "Rental Commencement Date"). Pennsylvania Telephone has the option to extend the initial term of the Vanguard Cellular Lease for three additional five year periods and one additional four year and eleven month period. Each extension option must be exercised by giving written notice to the landlord at least twelve months prior to the expiration date of the then current lease term. The following table summarizes the annual base rent payable during the initial term of the Vanguard Cellular Lease:

      YEAR          ANNUAL RENT          $ PER SQ. FT.        MONTHLY RENT
      ----          ------------         -------------        ------------
         1          $  880,264.10          $10.75
    Month 1                                                   $      0.00
    Months 2-7                                                  51,853.50
    Months 8-12                                                113,828.62
         2           1,390,833.11           16.99              115,902.76
         3           1,416,220.59           17.30              118,018.38
         4           1,442,115.81           17.62              120,176.32
         5           1,468,528.94           17.94              122,377.41
         6           1,374,010.89           16.79              114,500.91
         7           1,401,491.11           17.12              116,790.93
         8           1,429,520.93           17.46              119,126.74
         9           1,458,111.35           17.81              121,509.28
         10          1,487,273.58           18.17              123,939.47


     The annual base rent for each extended term under the lease will be equal to 93% of the "fair market rent" determined either (i) as agreed upon by the parties, or (ii) as determined by appraisal pursuant to the terms and conditions of the Vanguard Cellular Lease. The fair market rent shall be multiplied by the "fair market escalator" (which represents the yearly rate of increases in the fair market rent for the entire renewal term), if any. If the fair market rent is to be determined by appraisal, both the landlord and the tenant shall designate an independent appraiser, and both appraisers shall mutually designate a third appraiser. After their appointment, the appraisers shall determine the fair market rent and the fair market escalator by submitting independent appraisals. The fair market rent and fair market escalator shall be deemed to be the middle appraisal of the three submitted.

     Under the Vanguard Cellular Lease, Pennsylvania Telephone is required to pay as additional rent all real estate taxes, special assessments, water rates and charges, sewer rates and charges, public utilities, insurance premiums, street lighting, excise levies, licenses, permits, governmental inspection fees and other governmental charges and all other charges incurred in the use, occupancy, operation, leasing or possession of the Vanguard Cellular Building. In addition, Pennsylvania Telephone is responsible for all routine maintenance and repairs relating to the Vanguard Cellular Building. Wells OP, as the landlord, is responsible for (i) maintenance, repairs and replacements to the structural components of the Vanguard Cellular Building, including without limitation, the roof, floor slabs, foundation walls and footings, structural steel, exterior walls, driveways, roadways, sidewalks, curbs, parking areas and loading areas, and (ii) making necessary capital replacements of the heating, ventilation and air condition system, electrical, plumbing, fire protection and other mechanical systems in the building.

     In addition, the Vanguard Cellular Lease contains an option to expand the premises to create additional office space of not less than 40,000 gross square feet and not more than 90,000 gross square feet, as well as additional parking to accommodate such office space (the "Expansion Improvements"). If Pennsylvania Telephone exercises its option for the Expansion Improvements, Wells OP will be obligated to expend the funds necessary to construct the Expansion Improvements. Pennsylvania Telephone may exercise its expansion option by delivering

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written notice to Wells OP at any time before the last business day of the 96th month of the initial term of the Vanguard Cellular Lease.

     Within 60 days after Wells OP's receipt of the expansion notice, Wells OP shall consult with Pennsylvania Telephone concerning Pennsylvania Telephone's specific requirements with regard to the Expansion Improvements and, within such 60 day period, Wells OP shall notify Pennsylvania Telephone in writing of the total estimated expansion costs to be incurred in planning and constructing the Expansion Improvements. Within 60 days after Pennsylvania Telephone receives Wells OP's written notification of the costs for the Expansion Improvements, Pennsylvania Telephone shall notify Wells OP in writing either (i) that Pennsylvania Telephone authorizes Wells OP to proceed with the construction of the Expansion Improvements, (ii) that Pennsylvania Telephone intends to submit revised specifications within 60 days to reduce the estimated costs of the Expansion Improvements to an amount satisfactory to Pennsylvania Telephone, or
(iii) that Pennsylvania Telephone elects not to expand the premises. If Pennsylvania Telephone fails to deliver its notice to proceed within the above mentioned 60 day period, then Pennsylvania Telephone shall be deemed to have elected not to expand.

     If Pennsylvania Telephone delivers its notice to proceed with the Expansion Improvements, Pennsylvania Telephone shall be deemed to have exercised its option for such full or partial renewal terms such that, as of the date of substantial completion of the Expansion Improvements, the remaining lease term shall be ten years from such date of substantial completion. Pennsylvania Telephone shall continue to have the right to exercise its option for any of the renewal terms discussed above which remain beyond the ten year additional term; provided that, if the remaining portion of a renewal term after the ten year extension shall be less than one year, then the ten year term shall be further extended to include the remaining portion of the renewal term which is less than one year.

     The annual base rent for the Expansion Improvements for the first twelve months shall be equal to the product of (i) expansion costs, multiplied by (ii) a factor of 1.07, multiplied by (iii) the greater of (A) 10.50%, or (B) an annual interest rate equal to 375 basis points in excess of the ten year United States Treasury Note Rate then most recently announced by the United States Treasury as of the commencement date of the Expansion Improvements (the "Expansion Commencement Date"). Thereafter, the annual base rent for the Expansion Improvements shall be increased annually by the lesser of (a) 5%, or
(b) 75% of the percentage by which the United States, Bureau of Labor Statistics, Consumer Price Index for All Items - All Urban Wage Earners and Clerical Workers for the Philadelphia Area (the "CPI Index") published nearest to the expiration date of each twelve month period subsequent to the Expansion Commencement Date is greater than the CPI Index most recently published prior to the Rental Commencement Date.

     Management of the Registrant believes that the Vanguard Cellular Building has been adequately insured against loss from fire, windstorm, hail, explosion, vandalism, riot and civil commotion, damage from vehicles and aircraft, smoke damage, water damage, and such other risks or hazards which are customarily insured against with respect to improvements similar in design, construction, general location, use and occupancy to the Vanguard Cellular Building. Management also believes that the Vanguard Cellular Building is adequately insured against claims for bodily injury, personal injury or property damage for any loss, liability or damage that may occur on the premises.

Property Management Fees.  Wells Management Company, Inc. ("Wells Management"),
------------------------
an Affiliate of the Registrant and the Advisor, has been retained to manage and lease the Vanguard Cellular Building. Wells OP shall pay management and leasing fees to Wells Management in the amount of 4.5% of gross revenues from the Vanguard Cellular Building.

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

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

        (a)  Audited Financial Statements. Since it is impracticable to provide
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the required financial statements for the acquired real property described above at the time of this filing and no financial statements (audited or unaudited) are available at this time, the Registrant hereby confirms that the required financial statements will be filed on or before April 20, 1999 by amendment to this Form 8-K, which date is within the 60 day period allowed to file such an amendment.

        (b)  Pro Forma Financial Information.  See paragraph (a) above.
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                                  SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              WELLS REAL ESTATE INVESTMENT TRUST, INC.
                              Registrant


                              By:/s/ Brian M. Conlon
                                 ---------------------------------------------
                                 Brian M. Conlon
                                 Executive Vice President

Date: February 15, 1999

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